As filed with the Securities and Exchange Commission on September 18, 2002.
                                                      Registration No. 333-38588
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             OPEN PLAN SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Virginia                                       54-1515256
   (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                     Identification Number)

           4299 Carolina Avenue, Building C, Richmond, Virginia 23222
              (Address of Principal Executive Offices) (Zip Code)
                               ------------------

                             OPEN PLAN SYSTEMS, INC.
                     EMPLOYEE STOCK PURCHASE AND BONUS PLAN
                            (Full Title of the Plan)



         Thomas M. Mishoe, Jr.                          With a copy to:
 President and Chief Operating Officer          Robert E. Spicer, Jr., Esquire
        Open Plan Systems, Inc.                Williams, Mullen, Clark & Dobbins
   4299 Carolina Avenue, Building C            1021 East Cary Street, 17th Floor
        Richmond, Virginia 23222                   Richmond, Virginia  23219
            (804) 228-5600
  (Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

                          DEREGISTRATION OF SECURITIES

         On June 2, 2000, Open Plan Systems, Inc. ("Open Plan") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-38588) (the "Registration Statement") registering (i) 150,000 shares of Open Plan's Common Stock, no par value, and
(ii) an indeterminate amount of interests to be offered or sold to participants under the Open Plan Systems, Inc. Employee Stock Purchase and Bonus Plan (the "Plan").

         Pursuant to the undertaking contained in the Registration Statement, Open Plan is filing this Post-effective Amendment No. 1 to deregister the securities that were registered under the Registration Statement and remain unissued under the Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 13th day of September, 2002.

                                      OPEN PLAN SYSTEMS, INC.

Dated:  September 13, 2002            By:  /s/ Thomas M. Mishoe, Jr.
                                           -------------------------
                                           Thomas M. Mishoe, Jr.
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                         Title                   Date
                 ---------                                         -----                   ----

           /s/ Thomas M. Mishoe, Jr.               President, Chief Executive Officer      September 13, 2002
---------------------------------------------                 And Director
             Thomas M. Mishoe, Jr.                   (Principal Executive Officer)


             /s/ Kathryn L. Tyler                Chief Financial Officer and Secretary     September 13, 2002
---------------------------------------------     (Principal Financial and Accounting
               Kathryn L. Tyler                                 Officer)


             /s/ Anthony F. Markel                 Chairman of the Board and Director      September 13, 2002
---------------------------------------------
               Anthony F. Markel

         /s/ Theodore L. Chandler, Jr.                          Director                   September 13, 2002
---------------------------------------------
           Theodore L. Chandler, Jr.

              /s/ J. Wesley Hall                                Director                   September 13, 2002
---------------------------------------------
                J. Wesley Hall

             /s/ Robert F. Mizell                               Director                   September 13, 2002
---------------------------------------------
               Robert F. Mizell

             /s/ Edwin W. Mugford                               Director                   September 13, 2002
---------------------------------------------
               Edwin W. Mugford

            /s/ Troy A. Peery, Jr.                              Director                   September 13, 2002
---------------------------------------------
              Troy A. Peery, Jr.

             /s/ W. Sydnor Settle                               Director                   September 09, 2002
---------------------------------------------
               W. Sydnor Settle
